Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

ATAI Life Sciences N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Common shares, €0.10 par value per share	Rule 457(o)	(1)	(2)	(3)
	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(3)
	Other	Warrants	Rule 457(o)	(1)	(2)	(3)
	Other	Units	Rule 457(o)	(1)	(2)	(3)
	Unallocated (Universal) Shelf		Rule 457(o)	(1)	(2)	$300,000,000 (3)	0.0000927	$27,810
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$300,000,000		$27,810
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$27,810

(1)

The amount to be registered consists of up to $300,000,000 of an indeterminate amount of common shares, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) common shares or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities registered hereby or pursuant to any anti-dilution adjustments with respect to any such debt securities, or (ii) common shares, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the common shares being registered hereunder as a result of share splits, share dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant Instruction 2.A.ii.b. of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $300,000,000. No separate consideration will be received for (i) common shares or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities registered hereby or pursuant to any anti-dilution adjustments with respect to any such debt securities, or (ii) common shares, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be.

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